Exhibit 99.4(ii)

CONTRACT DATA PAGE

PRODUCT:

[First Symetra® Focus Variable Annuity]

OWNER:

[John Doe]

JOINT OWNER:

[Jane Doe]

Address:

[1234 Main St.]

Address:

[1234 Main St.]

[Any City, NY 99999-9999]

[Any City, NY 99999-9999]

Date of Birth:

[1/01/1970]

Date of Birth:

[2/01/1970]

Age:

[35]

Sex:

[Male]

Age:

[35]

Sex:

[Female]

ANNUITANT:

[John Doe]

JOINT ANNUITANT:

[Jane Doe]

Address:

[1234 Main St.]

Address:

[1234 Main St.]

[Any City, NY 99999-9999]

[Any City, NY 99999-9999]

Date of Birth:

[1/01/1970]

Date of Birth:

[2/01/1970]

Age:

[35]

Sex:

[Male]

Age:

[35]

Sex:

[Female]

CONTRACT NUMBER:

[LP12345678]

CONTRACT DATE:

[5/01/2005]

PRODUCT TYPE:

[Non-Qualified]

ANNUITY DATE:

Not Later Than [12/31/2065]

INITIAL PURCHASE PAYMENT:

[$50,000]

GUARANTEED MINIMUM DEATH BENEFIT

AGE EXTENSION RIDER:

[Yes or No]

DELIVERED IN THE STATE OF

New York

AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE:    [85].  The contract date must be prior to the Owner’s and Annuitant’s (including any Joint Owner’s and Joint Annuitant’s) [86th] birthday.

MAXIMUM ANNUITIZATION AGE:    [95].  Annuity payments must begin prior to the Annuitant’s (including any Joint Annuitant’s) [96th] birthday.

MINIMUM INITIAL PURCHASE PAYMENT:    [$10,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT:    [$10,000]

INSURANCE CHARGES:

MORTALITY AND EXPENSE RISK CHARGE:	Equal on an annual basis to 1.10% of the average daily net assets of each
Portfolio.

ASSET-RELATED ADMINISTRATION CHARGE:	Equal on an annual basis of the average daily net assets of each Portfolio as follows:

0.40% if contract value is less than $100,000

0.35% if contract value is between $100,000 and $249,999.99

0.25% if contract value is between $250,000 and $499,999.99

0.15% if contract value is between $500,000 and $999,999.99

0.05% if contract value equal or exceeds $1,000,000

The contract value at the start of the current Contract Year will determine the asset-related administration charge to be applied to the Contract for that Contract Year.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE:    $[40] each Contract Year. The charge may be changed prior to the Annuity Date, but will never exceed $50 each Contract Year. The charge will not be deducted if the contract value is $50,000 or more when the charge is to be deducted.

MINIMUM WITHDRAWAL: $500. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than $500.  You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than $5,000.

SURRENDER CHARGE SCHEDULE:

Complete Years Elapsed Since Receipt of Purchase Payment	Surrender Charge As A Percentage Of Purchase Payments Withdrawn
0	7%
1	7%
2	7%
3	6%
4	6%
5	5%
6	4%
7 or more	0%

WITHDRAWAL CHARGE:    [$25] for each withdrawal after the first withdrawal in a Contract Year.   We will not charge for annuity payments, repetitive withdrawals through electronic funds transfer (EFT), or if the entire contract value is withdrawn. The maximum withdrawal charge will never exceed $50 for each withdrawal after the first withdrawal in a Contract Year.

TRANSFERS:    The minimum amount you can transfer out of any investment option at one time is $500, or the entire value of the investment option if less. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than $500.  The minimum amount you can transfer into any investment option is $50.

TRANSFER CHARGE:    Each Contract Year, 12 transfers are free of charge.  For each transfer after the 12th transfer in a Contract Year, the transfer charge is $10 or 2% of the amount transferred, whichever is less.

PREMIUM TAXES:   Do not apply when issued in New York.

SEPARATE ACCOUNT:    [First Symetra Separate Account S ]

ELIGIBLE INVESTMENTS:

[1.	Fidelity VIP Money Market -Initial Class]
[2.	Vanguard VIF International Portfolio- Investor Class]
[3.	Vanguard VIF REIT Portfolio- Investor Class]
[4.	Vanguard VIF Mid-Cap Portfolio- Investor Class]
[5.	Vanguard VIF Total Stock Market Portfolio- Investor Class]
[6.	Fidelity VIP Index 500- Initial Class]
[7.	Vanguard VIF High Yield Bond Portfolio-Investor Class]
[8.	Vanguard VIF Total Bond Market Portfolio- Investor Class]
[9.	Vanguard VIF Balanced Portfolio- Investor Class]
[10 .	Ibbotson Aggressive Growth ETF Asset Allocation- Class I]
[11.	Ibbotson Growth ETF Asset Allocation- Class I]
[12.	Ibbotson Balanced ETF Asset Allocation- Class I]
[13.	Ibbotson Income and Growth ETF Asset Allocation- Class I]
[14.	Ibbotson Conservative ETF Asset Allocation- Class I]

ANNUITY SERVICE OFFICE:

Home Office:	Mailing Address:	Telephone:	[800-SYMETRA]
First Symetra National Life Insurance	First Symetra National Life
Company of New York	Insurance Company of New York		[800-796-3872]
[330 Madison Avenue, 9th Floor ]	[Retirement Services]	Fax:	[425-376-5599]
[New York, NY 10017]	[P.O. Box 3882]
[Seattle, WA 98124-3882]